Exhibit (h)(3)

FORM OF AMENDMENT

to

Transfer Agency and Service Agreement

between

SS&C GIDS, Inc.

and

Morgan Stanley Mutual Funds

This Amendment made as of this [ ] (the “Effective Date”), amends the Transfer Agency and Service Agreement dated April 1, 2013, and effective July 1, 2013, as amended, (the “Agreement”) between SS&C GIDS, Inc. and each of the entities, individually and jointly as listed on Schedule A to the Agreement. In accordance with Section 16.1 (Amendment) and Section 17 (Additional Portfolios/Funds) of the Agreement the parties desire to amend the Agreement as set forth herein.

NOW THEREFORE, the parties agree as follows:

1.	Background: Morgan Stanley Investment Management intends to launch certain no fee index funds under the E*TRADE Trust, as reflected in Schedule A as modified by this Amendment (the “E*TRADE No Fee Funds”), the transfer agency-related expenses of which will be borne by the Funds’ adviser pursuant to a unitary investment management fee.

2.	Schedule A. The current Schedule A to the Agreement is replaced and superseded with the Schedule A attached hereto and dated [ ];

2.	All defined terms and definitions in the Agreement shall be the same in this amendment (the “[ ] Amendment”) except as specifically revised by this Amendment.

3.	Section 3; Schedule 3.1(Fees and Expenses): Solely with respect to the E*TRADE No Fee Funds, Morgan Stanley Investment Management, Inc., as investment manager to the E*TRADE No Fee Funds, hereby agrees to compensation the Transfer Agent pursuant to the terms of and amounts set forth in the Agreement, as amended from time to time, on behalf of each E*TRADE No Fee Fund. For the avoidance of doubt, references to “Fund” or “Funds” in Section 3 of the Agreement and Schedule 3.1 thereto (and references thereto in the Agreement) shall be interpreted to mean “Morgan Stanley Investment Management, Inc.” as applied to the E*TRADE No Fee Funds.

3.	Except as specifically set forth in this [ ] Amendment all other terms and conditions of the Agreement shall remain in full force and effect.

Signature Page to Follow

1	Morgan Stanley Schedule A

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, as of the day and year first above written.

MORGAN STANLEY INVESTMENT MANAGEMENT, INC.	SS&C GIDS, INC.

By:	By:
Name:	Name:
Title:	Title:
Solely with respect to the amendment to Section 3 and Schedule 3.1 of the Agreement

EACH OF THE ENTITIES, INDIVIDUALLY,

AND NOT JOINTLY, AS LISTED ON SCHEDULE A

By:
Name:
Title:
2	Morgan Stanley Schedule A

SCHEDULE A (as of [ ])
Type of Entity:	Jurisdiction
			Morgan Stanley E*TRADE Trust – 5 underlying funds:
Trust	DE	1	E*TRADE No Fee Large Cap Index Fund
Trust	DE	2	E*TRADE No Fee Total Market Index Fund
Trust	DE	3	E*TRADE No Fee International Index Fund
Trust	DE	4	E*TRADE No Fee Municipal Bond Index Fund
Trust	DE	5	E*TRADE No Fee U.S. Bond Index Fund

			Morgan Stanley Institutional Fund Trust – 8 underlying funds:
Trust	PA	1	Morgan Stanley Institutional Fund Trust – Corporate Bond Portfolio
Trust	PA	2	Morgan Stanley Institutional Fund Trust – Discovery Portfolio
Trust	PA	3	Morgan Stanley Institutional Fund Trust – Dynamic Value Portfolio
Trust	PA	4	Morgan Stanley Institutional Fund Trust – Global Strategist Portfolio
Trust	PA	5	Morgan Stanley Institutional Fund Trust – High Yield Portfolio
Trust	PA	6	Morgan Stanley Institutional Fund Trust – Ultra-Short Income Portfolio

			Morgan Stanley Institutional Fund, Inc. – 32 underlying funds:
Fund	MD	1	Morgan Stanley Institutional Fund, Inc. – Advantage Portfolio
Fund	MD	2	Morgan Stanley Institutional Fund, Inc. – American Resilience Portfolio
Fund	MD	3	Morgan Stanley Institutional Fund, Inc. – Asia Opportunity Portfolio
Fund	MD	4	Morgan Stanley Institutional Fund, Inc. – Developing Opportunity Portfolio
Fund	MD	5	Morgan Stanley Institutional Fund, Inc. – Emerging Markets ex China Portfolio
Fund	MD	6	Morgan Stanley Institutional Fund, Inc. – Emerging Markets Leaders Portfolio
Fund	MD	7	Morgan Stanley Institutional Fund, Inc. – Emerging Markets Portfolio
Fund	MD	8	Morgan Stanley Institutional Fund, Inc. – Global Concentrated Portfolio
Fund	MD	9	Morgan Stanley Institutional Fund, Inc. – Global Core Portfolio
Fund	MD	10	Morgan Stanley Institutional Fund, Inc. – Global Endurance Portfolio
Fund	MD	11	Morgan Stanley Institutional Fund, Inc. – Global Insight Portfolio
Fund	MD	12	Morgan Stanley Institutional Fund, Inc. – Global Opportunity Portfolio
Fund	MD	13	Morgan Stanley Institutional Fund, Inc. – Global Permanence Portfolio
Fund	MD	14	Morgan Stanley Institutional Fund, Inc. – Global Stars Portfolio
Fund	MD	15	Morgan Stanley Institutional Fund, Inc. – Growth Portfolio
Fund	MD	16	Morgan Stanley Institutional Fund, Inc. – Inception Portfolio
Fund	MD	17	Morgan Stanley Institutional Fund, Inc. – International Advantage Portfolio
Fund	MD	18	Morgan Stanley Institutional Fund, Inc. – International Equity Portfolio
Fund	MD	19	Morgan Stanley Institutional Fund, Inc. – International Opportunity Portfolio
Fund	MD	20	Morgan Stanley Institutional Fund, Inc. – International Resilience Portfolio
Fund	MD	21	Morgan Stanley Institutional Fund, Inc. – Multi-Asset Real Return Portfolio
Fund	MD	22	Morgan Stanley Institutional Fund, Inc. – Next Gen Emerging Markets Portfolio
Fund	MD	23	Morgan Stanley Institutional Fund, Inc. – Passport Overseas Equity Portfolio
Fund	MD	24	Morgan Stanley Institutional Fund, Inc. – Permanence Portfolio
Fund	MD	25	Morgan Stanley Institutional Fund, Inc. – US Core Portfolio
Fund	MD	26	Morgan Stanley Institutional Fund, Inc. – Vitality Portfolio

			Morgan Stanley Variable Insurance Fund, Inc. – 8 underlying funds:
Fund	MD	1	Morgan Stanley Variable Insurance Fund, Inc. – Discovery Portfolio
Fund	MD	2	Morgan Stanley Variable Insurance Fund, Inc. – Emerging Markets Debt Portfolio
Fund	MD	3	Morgan Stanley Variable Insurance Fund, Inc. – Emerging Markets Equity Portfolio
Fund	MD	4	Morgan Stanley Variable Insurance Fund, Inc. – Global Strategist Portfolio
Fund	MD	5	Morgan Stanley Variable Insurance Fund, Inc. – Growth Portfolio

Fund	MD	1	Morgan Stanley Europe Opportunity Fund Inc.
3	Morgan Stanley Schedule A

SCHEDULE A (as of [ ])
Type of Entity:	Jurisdiction
			Morgan Stanley Institutional Liquidity Funds – 7 underlying funds:

Trust	MA	1	Morgan Stanley Institutional Liquidity Funds – Government Portfolio
Trust	MA	2	Morgan Stanley Institutional Liquidity Funds – Government Securities Portfolio
Trust	MA	3	Morgan Stanley Institutional Liquidity Funds – Money Market Portfolio
Trust	MA	4	Morgan Stanley Institutional Liquidity Funds – Prime Portfolio
Trust	MA	5	Morgan Stanley Institutional Liquidity Funds – Tax-Exempt Portfolio
Trust	MA	6	Morgan Stanley Institutional Liquidity Funds – Treasury Portfolio
Trust	MA	7	Morgan Stanley Institutional Liquidity Funds – Treasury Securities Portfolio

Trust	MA	1	Morgan Stanley Global Fixed Income Opportunities Fund
Trust	MA	2	Morgan Stanley Insight Fund
Trust	MA	3	Morgan Stanley Long Duration Government Opportunities Fund
Trust	MA	4	Morgan Stanley Mortgage Securities Trust
Trust	MA	5	Morgan Stanley U.S. Government Money Market Trust
4	Morgan Stanley Schedule A